Exhibit 99.1

      Camden National Corporation Announces a 4.3% Increase in First Half
                        2007 Earnings Per Share Results

     CAMDEN, Maine--(BUSINESS WIRE)--July 31, 2007--Robert W. Daigle, president and Chief Executive Officer of Camden National Corporation (AMEX: CAC; the "Company"), today announced year-to-date earnings per diluted share for 2007 of $1.47, a $0.06, or 4.3%, increase over the first six months of 2006, which reflects the favorable impact of the Company's tender offer stock repurchase completed in the second quarter of 2006, as well as recent common stock repurchases. The second quarter 2007 earnings per diluted share was $0.75, which was equal to the $0.75 per diluted share for the second quarter of 2006. For the six months ended June 30, 2007, the returns on average equity and average assets were 17.97% and 1.12%, compared to 17.19% and 1.20%, respectively, for the six months ended June 30, 2006.

     Net income for the first half of 2007 was $9.7 million compared to $10.2 million for the first half of 2006, a decline of $471,000, or 4.6%. Net income for the second quarter of 2007 was $4.9 million, a 6.0% decrease from $5.3 million reported for the second quarter of 2006. The decline was primarily due to decreased net interest income, which was adversely impacted by higher funding costs and the full period impact of trust preferred interest expense, partially offset by an increase in non-interest income.

     Daigle commented, "The results for the first six months of 2007 are modest by past performance comparison, but represent the fulfillment of strategic objectives that recognize the difficult economic and competitive environment in which we currently find ourselves."

     The Company's total assets at June 30, 2007 were $1.8 billion, an increase of $5.4 million over total assets at June 30, 2006. Investments increased $53.3 million to $458.9 million at June 30, 2007, while total loans at June 30, 2007 were $1.2 billion, down $54.5 million compared to total loans at June 30, 2006. The decline in loan balances largely reflects a pullback in construction and commercial real estate lending activity due to the current environment of increased competition and slowing growth resulting in irrational competitive pricing and structuring of these transactions. Total deposits of $1.1 billion at June 30, 2007 declined $104.0 million from the same period a year ago reflecting the maturity and non-replacement of $133.2 million of brokered certificates of deposit. Core deposits of $1.0 billion (total deposits excluding brokered certificates of deposit) at June 30, 2007 increased $29.2 million over the same period a year ago.

     Net interest income for the second quarter of 2007 decreased 8.8% to $12.3 million, compared to $13.5 million for same period of 2006. The combination of the flat yield curve and increased money market, certificate of deposit and borrowing interest costs, including a full fiscal quarter of trust preferred interest expense, continued to compress the net interest margin, which was 3.06% for the first six months of 2007 versus 3.48% for the same period of 2006.

     During the second quarter of 2007, the Company made no provision to the allowance for loan and lease losses ("ALLL") compared to $552,000 provided for the same quarter of 2006. The decline in the provision to the ALLL was a result of an improvement in non-performing loans as a percentage of total loans, which at 0.56% at June 30, 2007, compared favorably to 0.74% at June 30, 2006, and an overall decline in outstanding loan balances quarter-on-quarter. The ALLL was 1.17% of total loans outstanding at June 30, 2007, compared to 1.23% of loans outstanding on the same date in 2006.

     Non-interest income of $3.2 million for the quarter ended June 30, 2007 was up 9.5% from the same quarter a year ago. This was primarily the result of an increase in income from fiduciary services at Acadia Trust, N.A., brokerage and insurance commission income at Acadia Financial Consultants, and growth in debit card activity.

     Non-interest expense for the second quarter of 2007 was $8.5 million, an increase of $235,000, or 2.8%, over the same quarter in the prior year due to normal salary increases and increased premises and equipment costs related to the renovation of the Rockland Spear Block, which now houses the Rockland branch, and technology initiatives. The Company's efficiency ratio (non-interest expense/net interest income and non-interest income) for the quarter ended June 30, 2007 was 54.69%, compared to 50.25% for the second quarter of 2006.

     At June 30, 2007, the Company's total risk-based capital ratio of 13.00% and tier 1 capital ratio of 11.80% compared favorably to the minimum ratios of 10.0% and 6.0%, respectively, required by the Federal Reserve for a bank holding company to be considered "well capitalized."

     The Company reported earlier that the Board of Directors approved a dividend, payable on July 31, 2007 for shareholders of record on July 16, 2007, of $0.24 per share, which is a 9.1% increase over the dividend paid at the same time last year.

     "While our Company continues to be challenged by the external forces affecting growth and profitability, we are posting financial results that support our recognition as one of the nation's top-performing mid-tier banks, according to US Banker magazine's annual ranking. This is attributable to a workforce that is committed to innovation while delivering a service experience that is second to none," Daigle noted in concluding his remarks.

     Camden National Corporation, a 2006 Best Places to Work in Maine company headquartered in Camden, Maine, and listed on the American Stock Exchange under the symbol CAC, is the holding company for a family of two financial services companies, including: Camden National Bank (CNB), a full-service community bank with 27 banking offices serving coastal, western, central and eastern Maine, and recipient of the Governor's Award for Business Excellence in 2002, and Acadia Trust, N.A., offering investment management and fiduciary services with offices in Portland and Bangor. Acadia Financial Consultants is a division of CNB, offering full-service brokerage services.

     This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "will," "should," and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

     Some of the factors that might cause these differences include the following: changes in general, national or regional economic conditions; changes in loan default and charge-off rates; reductions in deposit levels necessitating increased borrowing to fund loans and investments; changes in interest rates; changes in laws and regulations; changes in the size and nature of the Company's competition; and changes in the assumptions used in making such forward-looking statements. Other factors could also cause these differences. For more information about these factors please see our Annual Report on Form 10-K on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

     These forward-looking statements were based on information, plans and estimates at the date of this press release, and the Company does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.


                  Income Statement Data (unaudited)

                           Six Months Ended       Three Months Ended
                               June 30,                June 30,
----------------------------------------------------------------------
(In thousands, except
 number of shares &
 per share data)          2007        2006        2007        2006
----------------------------------------------------------------------
Interest Income
Interest and fees on
 loans                 $   43,057  $   42,354  $   21,558  $   21,671
Interest on securities     10,295       9,176       5,132       4,754
Other interest income         818         565         491         274
                       ----------- ----------- ----------- -----------
     Total interest
      income               54,170      52,095      27,181      26,699
Interest Expense
Interest on deposits       18,652      16,303       9,182       8,811
Interest on other
 borrowings                 9,563       7,636       5,073       3,934
Interest on junior
 subordinated
 debentures                 1,181         437         594         437
                       ----------- ----------- ----------- -----------
     Total interest
      expense              29,396      24,376      14,849      13,182
                       ----------- ----------- ----------- -----------
     Net interest
      income               24,774      27,719      12,332      13,517
Provision for Loan and
 Lease Losses                 100       1,104           -         552
                       ----------- ----------- ----------- -----------
     Net interest
      income after
      provision for
      loan and lease
      losses               24,674      26,615      12,332      12,965
Non-interest Income
Service charges on
 deposit accounts           1,744       1,678         899         883
Other service charges
 and fees                     878         855         451         381
Income from fiduciary
 services                   2,428       2,151       1,229       1,074
Life insurance
 earnings                     385         400         197         200
Other income                  816         623         431         390
                       ----------- ----------- ----------- -----------
     Total non-
      interest income       6,251       5,707       3,207       2,928
Non-interest Expenses
Salaries and employee
 benefits                   9,285       9,208       4,639       4,472
Premises and fixed
 assets                     2,495       2,346       1,263       1,158
Amortization of core
 deposit intangible           428         437         214         216
Other expenses              4,856       5,485       2,383       2,418
                       ----------- ----------- ----------- -----------
     Total non-
      interest
      expenses             17,064      17,476       8,499       8,264
                       ----------- ----------- ----------- -----------
     Income before
      income taxes         13,861      14,846       7,040       7,629
Income Taxes                4,136       4,650       2,097       2,370
                       ----------- ----------- ----------- -----------
Net Income             $    9,725  $   10,196  $    4,943  $    5,259
                       =========== =========== =========== ===========

Efficiency Ratio (1)        55.00%      52.28%      54.69%      50.25%

Per Share Data
Basic earnings per
 share                 $     1.47  $     1.41  $     0.75  $     0.75
Diluted earnings per
 share                       1.47        1.41        0.75        0.75
Cash dividends per
 share                 $     0.48  $     0.44  $     0.24  $     0.22
Weighted average
 number of shares
 outstanding            6,601,741   7,229,407   6,582,291   6,938,024


(1) Computed by dividing non-interest expense by the sum of net interest income and non-interest income.


               Statement of Condition Data (unaudited)

                                        June 30,          December 31,
                                ------------------------
(In thousands, except number of
 shares & per share data)          2007         2006          2006
----------------------------------------------------------------------
Assets
Cash and due from banks        $    31,629  $    33,838  $     33,358
Federal funds sold                     300            -             -
Securities available for sale,
 at market value                   424,858      371,486       409,926
Securities held to maturity         33,723       34,124        34,167
Loans, less allowance for loan
 losses of $13,927, $15,256 and
 $14,933 at June 30, 2007 and
 2006 and December 31, 2006,
 respectively                    1,176,175    1,229,358     1,203,196
Premises and equipment, net         19,774       16,062        17,595
Other real estate owned                  -            -           125
Goodwill                             3,991        3,991         3,991
Other assets                        70,653       66,815        67,528
                               ------------ ------------ -------------
     Total assets              $ 1,761,103  $ 1,755,674  $  1,769,886
                               ============ ============ =============

Liabilities
Deposits:
   Demand                      $   150,485  $   142,943  $    146,458
   NOW                             130,695      116,797       125,809
   Money market                    278,098      272,512       261,585
   Savings                          87,573       96,254        96,661
   Certificates of deposit         486,127      608,482       555,288
                               ------------ ------------ -------------
     Total deposits              1,132,978    1,236,988     1,185,801
Borrowings from Federal Home
 Loan Bank                         376,687      312,088       340,499
Other borrowed funds                92,534       60,595        60,782
Junior subordinated debentures      36,083       36,083        36,083
Due to broker                            -            -        24,354
Accrued interest and other
 liabilities                        15,312       13,709        15,315
                               ------------ ------------ -------------
     Total liabilities           1,653,594    1,659,463     1,662,834
                               ------------ ------------ -------------

Shareholders' Equity
Common stock, no par value;
 authorized 20,000,000 shares,
 issued and outstanding
 6,512,980, 6,608,505 and
 6,616,780 shares on June 30,
 2007 and 2006 and December 31,
 2006, respectively                  2,530        2,450         2,450
Surplus                              2,481        2,392         2,584
Retained earnings                  108,430       98,544       105,959
Accumulated other comprehensive
 loss
    Net unrealized losses on
     securities available for
     sale, net of tax               (4,936)      (6,958)       (2,985)
    Net unrealized losses on
     derivative instruments
     marked to market, net of
     tax                              (218)        (217)         (198)
   Adjustment for unfunded
    post-retirement plans, net
    of tax                            (778)           -          (758)
                               ------------ ------------ -------------
Total accumulated other
 comprehensive loss                 (5,932)      (7,175)       (3,941)
                               ------------ ------------ -------------
     Total shareholders' equity    107,509       96,211       107,052
                               ------------ ------------ -------------
     Total liabilities and
      shareholders' equity     $ 1,761,103  $ 1,755,674  $  1,769,886
                               ============ ============ =============


                        Other Data (unaudited)
----------------------------------------------------------------------

Tier 1 Leverage Capital Ratio         7.83%        7.10%         7.63%
Tier 1 Risk-based Capital Ratio      11.80%        9.92%        11.29%
Total Risk-based Capital Ratio       13.00%       11.53%        12.73%
Allowance for loan and lease
 losses to total loans                1.17%        1.23%         1.23%
Non-performing loans to total
 loans                                0.56%        0.74%         1.12%
Return on average equity             17.97%       17.19%        18.40%
Return on average assets              1.12%        1.20%         1.17%
Tangible book value per share
 (1)                            $    15.78   $    13.71    $    15.40

(1) Computed by dividing total shareholders' equity less goodwill and core deposit intangible by the number of common shares outstanding.


     CONTACT: Camden National Corporation
              Suzanne Brightbill, 207-230-2120
              Public Relations Officer
              sbrightbill@camdennational.com